Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment #1) of our report dated April 1, 2013 with respect to the audited consolidated financial statements of Saratoga Resources, Inc. for the years ended December 31, 2012 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

February 11, 2014